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                                                                  EXHIBIT 10.16
                                                                  -------------

                                   June , 1997

TO:      (name)

RE:      KENDLE PROTECTIVE COMPENSATION AND BENEFIT AGREEMENT
         ----------------------------------------------------

Dear (salutation):

          Kendle International, Inc. ("Kendle" or the "Company") believes it is important to provide you, as a key member of Kendle's management, with a certain degree of security in regard to your employment with Kendle in the event of a change in control of Kendle. In accordance with this belief and in consideration of your services, this letter, when accepted by you as provided below, will constitute our agreement regarding certain benefits to be accorded to you in the event of a "Change of Control" (as defined below).

1. If a Change in Control occurs on or before the expiration date of this Agreement and

          a. Within 12 months of the date of the occurrence, you voluntarily resign your employment for "Good Reason" (as defined below), or

          b. Within 24 months of the date of the occurrence, your employment is terminated by the Company, other than due to death, "Disability", or

                           "Cause" (each as defined below),

you shall be entitled to receive the following compensation ("Change in Control Compensation"):

                    i. Kendle shall pay you in cash a lump sum in an amount equal to 2.00 times the sum of (x) your annual base salary (including any deferrals) at the rate in effect immediately preceding the date of the Change in Control and (y) the "Bonus Amount" which shall be equal to the average bonus paid or payable to you (including any amounts which were or will be deferred) in respect of the two fiscal years immediately preceding the fiscal year in which the Change in Control occurs. The payment provided for in this subparagraph (i) shall be made not later than 30 days after the date of the termination of your employment.

                    ii. For a period of 2 years from the date of termination of your employment, the Company, at the Company's expense, shall provide you with health, medical, dental, and life insurance


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                              coverage to the same extent to which you were
                              covered under the Company's group plans, policies and programs (and any supplemental plans) on the date immediately preceding the date of a Change in Control if more favorable to you. The Company's obligation with respect to such benefits shall be satisfied to the extent that you obtain similar benefits pursuant to a subsequent employer's benefit plan. Also, you shall have the option to have assigned to you at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by the Company and relating specifically to you. This subparagraph is not intended as a limitation on any benefits you may be entitled to under any plans, policies or programs of the Company.

                  iii. If requested, the Company will pay the cost of outplacement services, provided, however, the amount payable by the Company for such services shall not exceed $15,000.

          If more than one Change in Control shall occur during the term of this Agreement, you will be entitled to Change in Control Compensation only once.

2.             For purpose of this Agreement, the term "Change in Control" shall mean the first to occur of the following events:

          a. The "acquisition" after the date hereof by any "Person" (as such term is defined below) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), as in effect on the date hereof) of any securities of Kendle (the "Voting Securities") which, when added to the Voting Securities then "Beneficially Owned" by such Person, would result in such Person "Beneficially Owning" thirty-three and one-third percent (33-1/3%) or more of the combined voting power of Kendle's then outstanding Voting Securities; provided, however, that for purposes of this paragraph (a), a Person shall not be deemed to have made an acquisition of Voting Securities if such Person: (i) acquires Voting Securities as a result of a stock split, stock dividend of other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (ii) is generally engaged in the business of underwriting securities and acquires the Voting Securities ("Underwriting Securities") (x) pursuant to the terms of an underwriting agreement (an "Underwriting Agreement") to which Kendle and such underwriter are parties and which Underwriting Agreement in accordance with Rule 10b-7 promulgated under the 1934 Act or (z) to cover over allotments created in connection with a distribution of Voting Securities pursuant to an Underwriting Agreement;
                    (iii) acquires the Voting Securities directly from Kendle;
                    (iv) becomes the Beneficial Owner of more than the permitted percent of Voting Securities by Kendle which, by reducing the number of Voting


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                    Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person; (v) is Kendle or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by Kendle (a "Subsidiary") or
                    (vi) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined in paragraph (c) below).

          b. The individuals who, as of the date of the initial public offering, are members of the Board of Directors of Kendle (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board of Directors of Kendle; provided, however that if either the election of any new director or the nomination for election of any new director by Kendle's stockholders was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11) promulgated under the 1934 Act, as in effect on the date hereof) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          c.        Approval by stockholders of Kendle of:

                    (1) A merger, consolidation or reorganization involving Kendle (a "Business Combination"), unless

                              (i) the stockholders of Kendle, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least 67% of the combined voting power for the election of directors generally of the outstanding securities of the corporation resulting from the Business Combination (the "Surviving
                                        Corporation") in substantially the same
                                        proportion as their ownership of the
                                        Voting Securities immediately before the
                                        Business Combination, and

                              (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least two-thirds of the members of the Board of Directors of the Surviving Corporation,


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                              (iii)     no Person (other than Kendle or any
                                        Subsidiary, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by Kendle, the Surviving Corporation, or any Subsidiary) or any Person who, immediately prior to the Business Combination, had Beneficial Ownership of thirty-three and one-third percent (33-1/3%) or more of the then outstanding Voting Securities) upon consummation of the Business Combination is the Beneficial Owner of thirty-three and one-third percent (33-1/3%) or more of the combined voting power for the election of directors generally of the Surviving Corporation's then outstanding securities (a transaction described in clauses (i) through (ii) shall be referred to as a "Non-Control
                                        Transaction")

                    (2)       A complete liquidation or dissolution of Kendle;
                              or

                    (3) An agreement for the sale or other disposition of all or substantially all of the assets of Kendle to any Person (other than a transfer to a Subsidiary).

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because thirty-three and one-third percent (33-1/3%) or more of the then outstanding Voting Securities is Beneficially Owned by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by Kendle or any Subsidiary or (ii) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of Kendle in the same proportion as their ownership of stock in Kendle immediately prior to such acquisition. Furthermore, if an employee's employment is terminated and the employee reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes hereof, a Change in Control shall be deemed to have occurred and the date of a Change in Control with respect to the employment shall mean the date immediately prior to the date of such termination of employment.

3. The impact of a Change in Control relative to your stock options is covered under the terms of the stock option plan pursuant to which such stock options were granted.

4. For the purpose of this Agreement, the following definitions shall be used:

          a. A voluntary resignation shall be deemed to be for "Good Reason" if such


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                    resignation is based upon (i) a determination by you made in good faith that as a result of a Change in Control and a change in circumstances thereafter significantly affecting your position, you have been rendered substantially unable to carry out, or have been substantially hindered in the performance of, any of your authorities, powers, functions, responsibilities or duties in respect of the Company immediately prior to the Change in Control, which situation is not remedied within 10 calendar days after receipt by the Company of written notice from you of such determination,
                    (ii) a reduction in your annual base salary (including any deferrals), (iii) a change in any Company bonus plan in which you participate which results in a reduction in your reward opportunities thereunder in terms of the maximum bonus that you may earn, or a change in the performance targets applicable thereunder (unless such change in the performance target applies to all employees generally), in either case which adversely affects your ability to qualify for the maximum bonus, (iv) action by the Company requiring you be based in any place more than 30 miles from the location of your employment immediately prior thereto, or that the travel in connection with your employment is required to a materially greater degree than was customary for you immediately before the Change in Control, (v) the failure by the Company to provide you with benefits substantially similar in terms of benefit levels to those provided to you immediately prior to the Change in Control (other than a failure which is the result of a reduction or change in benefits that applies to employees generally),
                    (vi) a reduction in the number of vacation days available to you annually, or (vii) a material breach by the Company of this Agreement or (viii) a failure or refusal by a successor to assume the obligations of the Company under this Agreement.

          b. A termination for "Cause" shall mean that you have been terminated from employment because: you have been convicted of a felony, or you committed an act of fraud or embezzlement against the Company, or you committed a willful and substantial violation of established written Company policy.

          c. A termination for "Disability" shall mean that due to a physical or mental illness or injury (regardless of whether such illness or injury is job related), you have been unable to perform on a full-time basis the duties of your position for a consecutive period of 12 months.

    5.        (a)   In the event that you become entitled to Change in
                    Control Compensation pursuant to Paragraph 2 hereinabove, and any amount of the Change in Control Compensation may be Subject to the tax (the "Excise Tax") imposed by section
                    4999 of the Internal Revenue Code (or any similar tax that may hereafter be imposed), the Company shall pay to you at the time specified below, an additional amount (the
                    "Gross-Up Payment") such that the net amount retained by you, after deduction of any Excise Tax on the


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                    "Total Payments" (as hereinafter defined) and any federal, state and local income tax and Excise Tax upon the payment provided for by this Paragraph 5, shall be equal to the Total Payments. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) the Change in Control Compensation and any other payments or benefits received or to be received by you in connection with a Change in Control of the Company or termination of your employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control of the Company or any person affiliated with the Company or such person) (which payments and benefits, together with the Change in Control Compensation , shall constitute the "Total Payments") shall be treated as "Parachute payments" within the meaning of section 280G(b) (2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b) (1) shall be treated as subject to the Excise Tax, except to the extent that, in the opinion of tax counsel selected by the Company's independent auditors and acceptable to you, the Total Payments do not constitute parachute payments, or such excess parachute payments represent reasonable compensation for services actually rendered within the meaning of section 280G(b) (4) of the Code in excess of the base amount within the meaning of section 280G(b) (3) of the Code, or are otherwise not subject to the Excise Tax, and (ii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d) (3) and
                    (4) of the Code.

          b. For purposes of determining the amount of your Gross-Up Payment, you shall be deemed to pay (i) federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is made and
                    (ii) state and local income taxes at the highest marginal rate of taxation in the calendar year in which the Gross-Up Payment is made (but based on the rates of taxation of the states and localities with respect to which the Gross-Up Payment will be taxable), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

          c. The Gross-Up Payment provided for in this paragraph shall be an estimate. The Company will cause its independent auditors to make an estimate of Excise Tax liability and Gross-Up Payment within 60 days of the date of termination of your employment (a copy of which is to be furnished to you as soon as possible) and the Company shall pay to you the Gross-Up Payment in cash in a lump sum within 30 days of such estimate. In the event that the amount of the estimated Excise Tax liability exceeds the amount of the actual Excise Tax liability as conclusively and finally determined, you shall promptly repay the portion


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                    of the Gross-Up Payment attributable to the reduced Excise
                    Tax and such excess shall constitute a loan by the Company to you, payable on the fifth day after demand by the Company (together with interest from the date you received the Gross-Up Payment at the rate provided in section 1274(b) (2)
                    (B) of the Code).

          d. In the event the Internal Revenue Service subsequently makes a determination resulting in an Excise Tax in excess of the estimate as determined by the Company's auditors, you shall promptly notify the Company and the Company shall have the right at its expense, to contest and participate. If any additional Excise Tax is assessed in respect of you by the Internal Revenue Service, such additional Excise Tax, plus any penalties and interest assessed, shall be paid to you by the Company (together with an amount sufficient for all other federal, state and local taxes on the additional Excise Tax and the payments provided for in this Paragraph) within 10 days of the date that the Internal Revenue Service makes such an assessment.

6. The payment provided in Paragraph 1 shall be offset by any other severance pay to which you have be entitled under any other Company plan, program or policy. However, in addition to any other payments provided herein, you shall also be entitled upon termination of your employment to the following:

          a. A lump sum cash payment in an amount equal to any accrued (but not taken) vacation calculated through the effective date of termination of your employment.

          b. A lump sum in an amount equal to a pro-rata portion of the Bonus Amount, based on the number of days which have elapsed in the fiscal year in which termination of your employment occurs.

          c. Any other payments or benefits which employees are entitled to receive under the Company's plans, programs, and policies in effect upon termination of your employment.

7. All amounts paid to you under this Agreement shall be subject to withholding for federal, state, local and F.I.C.A. taxes and such other payroll deductions as required pursuant to any applicable law and regulation.

8. This Agreement shall not be assignable by you or the Company without the written consent of the other party; provided, however, that the Company shall assign this Agreement to any person or entity which has acquired substantially all of the business or assets of the Company and shall require such acquiror to expressly assume and agree to perform this Agreement and all obligations of the Company under this Agreement. All the terms and provisions hereof shall be binding upon, inure to the benefit of, and be enforceable by you, your assigns and your beneficiaries and the Company and its


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          successors and assigns.

9. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by you as a result of termination of your employment, including your seeking to obtain or enforce any right or benefit in connection with termination of your employment following a Change in Control as set forth in this Agreement.

10. You shall have the right and option to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with this Agreement settled by arbitration, conducted before a panel of three arbitrators sitting in a location you select within fifty (50) miles from the location of your job in accordance with the commercial rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. The Company shall pay any fees and expenses associated with the arbitration, including your attorney's fees. Any determination by such panel of arbitrators shall be consistent with the provisions of this Agreement as set forth herein.

11. You shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to you in any subsequent employment (other than as expressly set forth in Paragraph 1).

12. Notwithstanding anything to the contrary contained herein, this Agreement is not intended to create, nor should it be interpreted to create, any right on your part to be continued in employment with the Company. In the event your employment shall terminate prior to a Change in Control, this Agreement shall thereupon terminate and you will have no rights or benefits under this Agreement.

13. This Agreement shall not be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by you and the Company's Chief Executive Officer.

14. Any waiver by you or the Company, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall not be deemed a waiver of any other provision or condition at the same or at any prior or subsequent time.

15. You agree not to discuss this Agreement with any of your associates within the Company as they may not have a similar arrangement.

16.            This agreement shall continue in effect until December 31, 1999;
          provided however, that on each anniversary date of this Agreement, the term of this Agreement shall automatically be extended for one (1) year unless either you or the Company shall have given notice to the other at least sixty (60) days prior thereto that the term of this Agreement shall not be so extended; and provided, further, however, that notwithstanding


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          any notice by the Company not to extend this Agreement, this Agreement shall not expire before the second anniversary of the date on which a Change in Control occurs. Notwithstanding the expiration of this Agreement, all of your rights and all obligations of the Company with respect to any Change in Control which accrued on or prior to the expiration of this Agreement shall survive until fully performed.


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17.            This Agreement shall to the extent not preempted by federal law be governed by the laws of the State of Ohio without giving effect to the principals of conflict of law thereof.

          Please confirm your agreement, to an acknowledgment of, the foregoing by signing the enclosed copies of this Agreement and by returning one (1) original executed copy to me.

                                                     Very truly yours,

                                                     Candace Kendle Bryan
                                                     Chairman and C.E.O.

         This        day of                           , 199      ,
              ------        --------------------------     ------
the undersigned hereby agrees to and acknowledges the foregoing.


                                      Signed:__________________________________

                                                          (name)

477567.1